                                                                  Exhibit (p)(2)

                                ETF ADVISORS, LP

                                 CODE OF ETHICS

================================================================================

      This Code of Ethics is the property of ETF Advisors, LP, ("ETF"). You must return this Code of Ethics to ETF should your association with ETF terminate for any reason. The contents of this Code of Ethics are confidential, and you should not reveal them to third parties.

================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
Introduction ...........................................................................   1

   Section 1 General ...................................................................   4
             -------
   1.1.  Statement of General Principles ...............................................   4
   1.2.  Use and Distribution ..........................................................   5

   Section 2 Employee Conduct ..........................................................   6
             ----------------
   2.1.  Outside Activities ............................................................   6
   2.2.  Conflicts of Interest .........................................................   7
   2.3.  Confidentiality ...............................................................   8
   2.4.  Service as an Officer or Director of a Public Company .........................   9
   2.5.  Disciplinary Matters and Involvement in Litigation ............................   10
   2.6.  Dealings with Government Officials and Industry Regulators and the Press ......   11

   Section 3 Trading Restrictions ......................................................   12
             --------------------
   3.1.  Personal Trading Accounts and Reports .........................................   12
   3.2.  Front-Running and other Prohibited Practices ..................................   14
   3.3.  Private Placements ............................................................   15
   3.4.  Required Personal Trading Approvals ...........................................   16
   3.5.  Annual Acknowledgment .........................................................   17
   3.6.  Annual Holdings Report ........................................................   17
   3.7   Registration, Licensing and Testing Requirements ..............................   17

Exhibit A     NEW EMPLOYEE QUESTIONNAIRE AND ACKNOWLEDGMENT FORM

Exhibit B     INITIAL REPORT OF COVERED SECURITIES HOLDINGS FORM

Exhibit C     PERSONAL SECURITIES TRADING REQUEST FORM

Exhibit D     FORM OF DUPLICATE REPORT LETTER

Exhibit E     ANNUAL CERTIFICATION AND ACKNOWLEDGMENT FORM

Exhibit F     ANNUAL REPORT OF COVERED SECURITIES HOLDINGS FORM

                                  Introduction

                  This Code of Ethics (the "Code") applies to Employees (as defined below) of ETF Advisors, LP ("ETF") in their activities on behalf of the firm and personally. The Code is not a comprehensive outline regarding the conduct of Employees of the firm, but rather establishes general rules of conduct and procedures for all Employees.

                  This Code should be kept at hand for easy reference. Any questions regarding this Code or compliance issues must be directed to the Secretary of ETF, who also serves as ETF's compliance officer (the "Compliance Officer"). The Compliance Officer is responsible for ensuring that you are familiar with the rules applicable to your activities on behalf of ETF. We expect you to be thoroughly familiar with ETF's standards and procedures as set forth in this Code. In order to make it easier to review and understand this Code, terms commonly used throughout the Code are defined below:

                  "Access Person" means

                  i.   any director, Trustee or officer of a Fund or ETF;

                  ii.  any "Advisory Person" of a Fund or ETF, and

                  iii. any director, officer, or general partner of a Fund's principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities for a Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Trust or a Fund about the purchase or sale of Securities.

                  "Advisory Person" means

                  i. any employee of a Fund or ETF who, in the ordinary course of business, makes, participates in or obtains information about the purchase or sale of Securities for a Fund or whose functions or duties relate to the making of any recommendation to a Fund about the purchase or sale of securities; and

                  ii. any natural person in a control relationship to a Fund or ETF who obtains information about recommendations made to a Fund about the purchase or sale of Securities by the Fund.

                  "Beneficial Ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). You generally should consider yourself the beneficial owner of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that gives you sole or shared voting or investment power.

                  "Client Account" means the account of any client (other than an account of an Employee or of ETF) as to which ETF provides investment advisory or management services. "Client Account" includes a Fund.

                  "Control" has the same meaning as set forth in Section 2(a)(9) of the 1940 Act. "Control" means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the owner control over the company. The facts and circumstances of a given situation may counter this presumption.

                  "Employee" means each natural person who is a member, director, principal or employee of ETF.

                  "Fund" means a registered investment company for which ETF serves as investment adviser or sub-adviser.

                  "Independent Trustee" means a Trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

                  "Initial Public Offering" ("IPO") means an offering of Securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  "Investment Person" means each Access Person who, in connection with his or her regular functions (including, where appropriate, attendance at Board meetings and other meetings at which the official business of a Fund is discussed or carried on), obtains contemporaneous information about the purchase or sale of a security by the Fund. An Investment Person shall occupy this status only for those securities as to which he or she obtains this contemporaneous information.

                  "Private Placement" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act.

                  "Proprietary Account" means a personal investment or trading account of an Access Person over which the Access Person has Beneficial Ownership, an investment or trading account (other than a Client Account) over which an Employee exercises control or provides investment advice, or a proprietary investment or trading account maintained for ETF or its Employees.

                  "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

                  "Security" has the same meaning as set forth in Section 2(a)(36) of the 1940 Act and means all investment instruments commonly viewed as securities, commodity futures contracts and commodity options, swaps and other derivative instruments, except that "Security" does not include shares of registered open-end investment companies, securities issued by the Government of the United States or an agency thereof, banker's acceptances, bank certificates of deposit, commercial paper, high quality short-term debt obligations including repurchase agreements, foreign exchange "spot" or "forward" contracts and other money market or investment instruments identified by the Compliance Officer from time to time. "Security" does include shares of closed-end funds.

                  A Security "held or to be acquired" by a Fund means (A) any Security that, within the most recent fifteen days, (i) is or has been held by a Fund, or (ii) is being or has been considered for purchase by a Fund's portfolio manager; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

                  A Security is "being purchased or sold" by a Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the program has been fully completed or terminated.

                                    Section 1
                                     General

               1.1.  Statement of General Principles

               All Employees owe a fiduciary duty to, among others, the firm's clients. The interest of clients must always be recognized, be respected and come before those of Employees. In any decision relating to personal investments or other matters, Employees must assiduously avoid serving their own personal interests ahead of any client's interests or taking inappropriate advantage of their position with or on behalf of the firm. It is critical that Employees avoid any situation that might compromise --or appear to compromise-- their exercise of fully independent judgment in the interests of the firm's clients. All personal investment and other activities of Employees must not only comport with the Code and avoid any actual or potential conflicts of interest, but must also abide by the spirit of the Code and the principles articulated herein.

               1.2.  Use and Distribution

               This Code is a basic part of ETF's compliance program. All Employees of ETF will be provided a copy of this Code. As an Employee, you are required to sign an acknowledgment stating that you have received the Code and understand its contents. This Code may be revised and supplemented from time to time. It is your responsibility to see that your copy is up-to-date by inserting new material as instructed.

               IT IS PART OF YOUR RESPONSIBILITIES AS AN EMPLOYEE OF ETF TO UNDERSTAND THE CONTENTS OF THIS CODE AND THE POLICIES SET FORTH HEREIN, AND TO ADHERE TO ALL APPLICABLE POLICIES AND PROCEDURES.

                                    Section 2
                                Employee Conduct

               2.1.  Outside Activities.

               All outside activities conducted by an Employee that either (i) provide for compensation to the Employee or (ii) involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances, must be approved beforehand by the Compliance Officer. The Compliance Officer may require full details concerning the outside activity including the number of hours involved and the compensation to be received.

               An Employee must obtain approval from the Compliance Officer before accepting an officership or directorship in any business.

               2.2. Conflicts of Interest.

               It is a violation of an Employee's duty of loyalty to ETF for any Employee, without the prior written consent of the Compliance Officer, to:

                          (a) rebate, directly or indirectly, to any person, firm or corporation any part of the compensation received from ETF as an Employee;

                          (b) accept, directly or indirectly, from any person, firm, corporation or association, other than ETF, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of ETF or a Client Account, provided, however, Employees may accept gifts that are: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value; or

                          (c) own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or financial related business, except for indirect ownership through a registered investment company, ownership of less than 5% of a class of a publicly-held company's stock or debt, or other interests as the Compliance Officer may approve.

               Employees may not directly or indirectly influence investment decisions on behalf of ETF's clients or the allocation of client brokerage, for the benefit (in any form) of any family member of the Employee.

               2.3. Confidentiality.

               Any information that an Employee obtains about advice ETF furnishes to its clients, non-public data any client or any other person furnishes to ETF, or the analyses and other proprietary data or information of ETF (e.g., ETF's investment positions, the amount of assets under management, performance information, and information about existing and potential clients) is strictly confidential. This information may not be revealed to third parties (including, but not limited to, non-family household members) or used for the benefit of any person other than ETF, except to the extent necessary for the performance of an Employee's duties. This information is the property of ETF and disclosure of this information to any third party (except as provided in the previous sentence) without the permission of the Compliance Officer, is grounds for immediate dismissal.

                  2.4  Service as an Officer or Director of Public Company.

                  No Employee may serve as an officer or on a board of directors of a publicly traded company without the prior approval of the Compliance Officer The determination of an Employee's eligibility to serve as an officer or director shall be based on whether that board service would be consistent with the interests of ETF and its clients. If board service is authorized, the Compliance Officer may implement certain safeguards, such as restricting the Employee's trading for Proprietary Accounts in the company's securities.

                  2.5.  Disciplinary Matters and Involvement in Litigation.

                  Each prospective Employee is required to complete a questionnaire (in the form attached hereto as Exhibit A) that asks about, among other things, legal and disciplinary actions involving the Employee. The completed questionnaire is maintained as part of each Employee's permanent personnel record and each Employee is required to advise the Compliance Officer immediately of any event that would change the Employee's response to any question concerning legal or disciplinary actions. In addition, each Employee is asked to certify annually that no change (other than one the Employee has previously reported) has occurred with respect to his or her responses.

                  An Employee shall advise the Compliance Officer immediately if she or he becomes involved in or threatened with litigation, an administrative investigation, or proceeding of any kind, or is subject to any judgment, order, or arrest.

            2.6. Dealings with Government Officials and Industry Regulators and the Press.

            The securities industry is highly regulated and from time to time ETF and its personnel may speak to reporters and securities regulators. If an Employee is contacted by a member of the press or government official or regulator (e.g., the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., the New York Stock Exchange, a state securities commission, or a criminal prosecutor's office) about ETF or its business or clients, whether by telephone, letter or office visit, the Employee may not, under any circumstances, talk to the person, respond to the contact, or take any other action (except as may be required by law) without first notifying the Compliance Officer, unless, such person has been specifically delegated by the Compliance Officer with the responsibility of handling such types of inquiries.

                              Trading Restrictions
                                    Section 3

                  3.1.  Personal Trading Accounts and Reports.

                  Identify all accounts. Each Employee is required to identify to the Compliance Officer within 10 days of hire, and thereafter at least annually, all brokerage accounts that are Proprietary Accounts of the Employee by submitting the Initial Report of Covered Securities Holdings, a form of which is set forth in Exhibit B. In addition, each Employee must inform the Compliance Officer any time he or she opens a new brokerage account, along with the name of the broker, dealer or bank for the brokerage account and the date the account was established.

                  Initial reports. Each Access Person (other than a Fund's Independent Trustees) must provide to the Compliance Officer an initial report of all securities he or she owns. The initial report must be submitted within 10 days of the date upon which he or she first becomes an Access Person of the Fund.

                  Quarterly reports. Each Access Person (other than the Fund's Independent Trustees) shall report all transactions in Securities in which the person has, or by reason of the transaction acquires, any direct or indirect Beneficial Ownership. To fulfill this requirement, each Access Person (other that a Fund's Independent Trustees) shall arrange for duplicate copies of all confirmations and quarterly brokerage activity statements relating to his or her Proprietary Accounts to be sent to the Compliance Officer promptly, so that they arrive at ETF no later than 10 days after the end of each quarter. A form of request letter for duplicate reports is attached as Exhibit D. All transactions for Proprietary Accounts or any private Securities transactions that are not carried out through brokerage accounts must have the prior approval of the Compliance Officer, as provided in Section 3.3. Before arranging a personal loan with a financial institution that will be collateralized by Securities, an Employee must obtain the prior approval of the Compliance Officer.

                  A designated ETF officer shall review the duplicate confirmations and statements of the Compliance Officer, approve the Compliance Officer's Proprietary Account transactions, and act in the manner prescribed in this Code of Ethics for the Compliance Officer.

                  An Independent Trustee shall report transactions in Securities only if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that during the 15 day period immediately preceding or following the date of the transaction, the Security was purchased or sold, or was being considered for purchase or sale, by the Fund. The "should have known" standard does not impose a duty of inquiry on an Independent Trustee. Nor does this standard presume that the Independent Trustee should have made any deduction or extrapolation from discussions or memoranda on tactics to be used in meeting the Fund's investment objectives, or that any knowledge is to be imputed to the Trustee because of prior knowledge of the Fund's portfolio holdings, market considerations, or the Fund's investment policies, objectives and restrictions.

                  Annual reports. Each Access Person (other than a Fund's Independent Trustees) shall submit a revised list of his or her holdings to the Compliance Officer as of December 31st of each subsequent year. Each annual update must be provided no later than 30 days after the start of the subsequent year.

                  As provided in Section 3.5 herein, each Employee shall at least annually sign a written statement in the form of Exhibit E attached hereto certifying, among other things, that he or she has reported all personal Securities transactions.

                  Any initial, quarterly, or annual report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

                  3.2.   Front-Running and other Prohibited Practices.


                  No Access Person shall, in connection with his or her purchase or sale, directly or indirectly, of a Security held or to be acquired by a Fund:

                      (A) employ any device, scheme or artifice to defraud the Fund;

                      (B) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                      (C) engage in any act, practice or course of business that would operate as a fraud or deceit upon the Fund; or

                      (D) engage in any manipulative practice with respect to the Fund.

                  Without the approval of the Compliance Officer, no Access Person may execute a transaction in a Security for a Proprietary Account if the Access Person is aware or should be aware that an order for a Client Account for the same Security remains unexecuted or ETF is considering trades in the Security for Client Accounts. Without the approval of the Compliance Officer, no Investment Person may execute a transaction in a Security for a Proprietary Account if the Investment Person is aware or should be aware that an order for a Client Account for the same Security remains unexecuted or ETF is considering trades in the Security for Client Accounts, or the Fund has, in the two days before the date on which the Investment Person proposes to trade, traded in that Security.

                  Transactions in options, derivatives or convertible instruments for a Proprietary Account that are related to a transaction in an underlying Security for a Client Account ("inter-market front running") are subject to the same restrictions.

                  3.3.     Private Placements and Initial Public Offerings.

                  Without the approval of the Compliance Officer, no Employee may acquire for a Proprietary Account or otherwise acquire an interest in any Securities in a Private Placement or IPO. The factors to be taken into account in this prior approval include, among other considerations, whether the Private Placement or IPO should be acquired for the firm's Client Accounts, whether the Private Placement or IPO is being offered to the Employee because of his or her position with the Firm and whether notice to clients is appropriate. If an Employee has acquired Securities in a Private Placement before becoming an Employee of the firm, the Employee must disclose that investment to ETF. (See New Employee Questionnaire and Acknowledgment Form attached as Exhibit A and Initial Report of Covered Securities Holdings attached as Exhibit B).

                  If the firm intends to acquire for Client Accounts any Securities of an issuer that an Employee previously acquired in a Private Placement, the Compliance Officer shall evaluate whether any conflicts of interest exist regarding the purchase and whether before investing in those Securities on behalf of Clients, ETF should disclose the nature of the Employee's interest in the Securities to clients.

                  3.4. Required Personal Trading Approvals.

                  Transactions in Securities for Proprietary Accounts may not be effected without the prior approval of the Compliance Officer or, in his absence, his designated substitute, with the one exception noted below. The Compliance Officer may cancel any transaction at the end of the day and allocate the trade to one or more Client Accounts if the Compliance Officer determines this action to be in the best interest of the Client Account(s).

                  A Personal Securities Trading Request Form (in the form attached as Exhibit C) should be submitted to the Compliance Officer to obtain approval for a transaction in Securities for an Employee's Proprietary Account. The Compliance Officer shall promptly notify the Employee of approval or denial of clearance to trade by indicating this action on the Personal Securities Trading Request Form and returning it to the Employee. Notification of approval or denial to trade may be verbally given. However, the Compliance Officer must confirm approval or denial in writing on the Personal Securities Trading Request Form and returning it to the Employee within 24 hours of the verbal notification. If approved transactions for an Employee's Proprietary Account are not executed on the same day that approval is given, the Employee must submit a new Personal Securities Trading Form for approval.

                  When any Employee recommends that a Security be bought or sold for a Proprietary Account or Client Account and the Employee's Proprietary Account holds that Security, the Employee must disclose this information to the Compliance Officer. The Compliance Officer may restrict the Employee from buying or selling the position in any Proprietary Account until a specified period of time after the orders for Client Accounts have been filled and there is no buying or selling program in progress.

                  On a quarterly basis, or at any other time as may be prudent, the Compliance Officer shall review all personal trading activities of all Employees. If the Compliance Officer identifies trading patterns or personal trading that presents actual or potential conflicts of interest, the Compliance Officer will recommend to the Manager(s) of ETF that remedial action be taken. Remedial action may include restrictions on personal trading by the Employee, disgorgement of profits, Employee reprimand or Employee dismissal.

                  EXCEPTION to prior approval: Employes may buy and sell any security listed below, up to the maximum dollar amount listed, per day, without prior approval. These transactions remain subject to the reporting requirements:

                  Equity security listed on the NYSE, Nasdaq or American Stock
                  Exchange: $20,000

                  Equity included in the S&P 500 Index: $50,000

                  Corporate or government bond: $50,000 in principal amount

                  3.5.  Annual Acknowledgment.

                  Each Employee upon hire is required to acknowledge his or her receipt, understanding of, and agreement to abide by, the policies described in this Code. Thereafter, each Employee shall at least annually sign a written statement (in the form attached as Exhibit E) acknowledging his or her receipt and understanding of, and agreement to continue to abide by, the policies described in this Code, and certifying that he or she has reported all personal Securities transactions to ETF.

                  3.6.  Annual Holdings Report.

                  Each Employee upon hire is required to report his or her holdings of covered securities. Thereafter each Employee shall at least annually report his or her holdings of covered securities (in the form attached as Exhibit F).

                  3.7   Registration, Licensing and Testing Requirements.

                  Each Employee should check with the Compliance Officer to ensure that he or she has complied with any applicable registration, licensing and testing requirements required as a result of the Employee's duties and position.

Exhibit A

                                ETF ADVISORS, LP

               NEW EMPLOYEE QUESTIONNAIRE AND ACKNOWLEDGMENT FORM

          The undersigned member, director, principal or employee of ETF (the "Employee") of ETF Advisors, LP ("ETF") acknowledges having received and read a copy of the following: (i) the ETF Investment Advisers Act Compliance Manual (the "Manual"); (ii) the ETF Code of Ethics (the "Code"); and (iii) the ETF Procedures to Prevent and Detect the Misuse of Material Nonpublic Information (the "Insider Trading Procedures"), and agrees to abide by the provisions contained therein.

I.   DISCIPLINARY HISTORY

     A. In the past ten years have you been charged with, convicted of, or pleaded guilty or nolo contendre ("no contest") to:

         (1)   a felony or misdemeanor involving:
               .  investments or an investment-related business/1/
               .  fraud, false statements, or omissions
               .  wrongful taking of property
               . bribery, perjury, forgery, counterfeiting, or extortion, or . a conspiracy to commit any of these offenses? Yes ___ No ___

         (2)   any other felony?  Yes ___  No ___

     B.  Has any domestic or foreign court:

         (1)   in the past ten years, enjoined you in connection with any
               investment related activity?   Yes ___  No ___

         (2)   ever found that you were involved/2/ in a violation of
               investment-related statutes or regulations?   Yes ___  No ___

         (3) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatry authority? Yes ___ No ___


____________________

/1/    For purpose of this questionnaire, "investment or investment-related"
pertains to securities, commodities banking, insurance, or real estate (including, but not limited to, acting as or being associated with a broker-dealer, investment company, investment adviser, futures sponsor, bank or savings and loan association,

/2/    For purpose of this questionnaire, "involved" means doing an act or aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

    C. Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

             (1)      found you to have made a false statement or omission? Yes
                      ___ No ___

             (2) found you to have been involved in a violation of its regulations or statutes? Yes ___ No ___

             (3) found you to have been a cause of an investment-related business having its authorization to do business, denied, suspended, revoked, or restricted? Yes ___ No___


             (4) entered an order denying, suspending or revoking your registration or otherwise disciplined you by restricting your activities? Yes ___ No ___

             (5) imposed a civil money penalty on you, or ordered you to cease and desist from any activity? Yes ___ No ___


    D. Has any other federal regulatory agency or any state regulatory agency:

             (1) ever found you to have made a false statement or omission or been dishonest, unfair, or unethical? Yes ___ No ___

             (2) ever found you to have been involved in a violation of investment regulations or statutes? Yes ___ No ___

             (3) ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted? Yes
                      ___ No ___

             (4) in the past ten years, entered an order against you in connection with an investment-related activity? Yes ___ No
                      ___

             (5) ever denied, suspended, or revoked your registration or license, prevented you from associating with an investment-related business, or otherwise disciplined you by restricting your activities? Yes ___ No ___

             (6) ever revoked or suspended your license as an attorney, accountant, or federal contractor? Yes ___ No ___

    E.       Has any self-regulatory organization or commodities exchange ever:

             (1) found you to have made a false statement or omission or been dishonest, unfair, or unethical? Yes ___ No ___

             (2) found you to have been involved in the violation of its rules? Yes ___ No ___

             (3) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted? Yes ___ No ___

             (4) disciplined you by expelling or suspending you from membership, by barring or suspending your association with other members, or by otherwise restricting your activities? Yes ___ No ___

    F. Are you now the subject of any proceeding that could result in a "yes" answer to parts A-E above? Yes ___ No ___

    G. If you answered "yes" to any of the questions above, please provide the following details of the action:

             .   the organization and individuals named

             .   the title and date of the action

             .   the court or body taking the action

             .   a detailed description of the action


II. CONFLICTS OF INTEREST

    A. Is a member of your immediate family/3/ employed in the securities industry.

                                       ___  Yes  ___ No

             If a member of your immediate family is employed in the securities industry, please indicate his or her name, title, and the name of the employer. ____________________.

    B. Do you own or have an interest in Securities acquired in a Private Placement.

                                       ___  Yes  ___ No.


             If "Yes", please provide the name of the issuer of the securities, the number of shares or principal amount held and the dates of the acquisitions.

_____________________

/3/     For purposes of this Certification, "immediate family" includes parents, mother-in-law or father-in-law, husband or wife, brother-in-law or sister-in-law, son-in-law or daughter-in-law and children.

                _______________________________________

                _______________________________________



    C. Do you maintain a personal investment or trading account over which you exercise control or provide advice?

                                 ___ Yes ___ No.

             If yes, please provide a copy of the most recent statement for each such account.

III.     ACKNOWLEDGEMENT OF RECEIPT AND UNDERSTANDING OF PROCEDURES AND POLICIES

             I understand that observance of the policies and procedures contained in the Manual, the Code and the Insider Trading Procedures is a material condition of my employment by ETF and that any violation of these policies and procedures will be grounds for my immediate termination by ETF as well as possible civil or criminal penalties.

             By the signature below, I pledge to abide by the policies and procedures described in the Manual, the Code and the Insider Trading Procedures.

             I also certify that the responses set forth herein are true and complete.

             I hereby agrees to notify ETF immediately should there be any change in the information set forth in this Questionnaire.

_______________________                         _______________________________
Date                                            Name of Employee

                                                _______________________________
                                                Signature of Employee

Exhibit B

INITIAL REPORT OF COVERED SECURITIES HOLDINGS FOR____________*

This Report shall set forth the security name or description and security class of each Covered Security (as defined in the Firm's Personal Securities Trading and Investing Policy (the "Policy")) holding (private or public) in which the person covered by this Report (i.e., you or a Family Member (as defined in the Policy)) has a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for ETFA or one of its affiliates. The number of shares or units and the dollar amount of each security holding may be omitted. In lieu of listing a particular security position below, you may instead attach copies of brokerage statements, sign the Certification below and return this Report and copies of the brokerage statements to the Compliance Officer. Please refer to the Policy for additional filing instructions.

==========================================================================================

   Name of Security     Type of Security (Common     Broker-Dealer or Bank    Account
                        Stock, Bond, Option, etc.)   holding Security         Number (if
                              and Quantity           (if applicable)          applicable)
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

==========================================================================================

______________________

* If for employee, insert employee's name. If for a Family member, insert Family Member's name and relationship to employee.

TO THE BEST OF MY KNOWLEDGE, I HAVE ACCURATELY AND COMPLETELY DISCLOSED ALL OF MY SECURITIES HOLDINGS AS OF THE DATE SET FORTH BELOW.

________________________   _______________________   _________________________
Printed Employee Name      Signature                 Date

Exhibit C

                                ETF ADVISORS, LP

                    PERSONAL SECURITIES TRADING REQUEST FORM

Name:    _________________________________

Details of Proposed Transaction

      -    purchase or sale                               ___________________

      -    date of transaction                            ___________________

      -    indicate name of issuer                        ___________________

      -    type of security (e.g., note,
           common stock, preferred stock)                 ___________________

      -    private placement or initial
           public offering                                ___________________

      -    quantity of shares or units                    ___________________

      -    price per share/units                          ___________________

      -    approximate dollar amount                      ___________________

      -    account for which transaction will be made     ___________________

      -    name of broker                                 ___________________

      -    person in whose name account is held           ___________________

      - Is there any order pending execution in the security for Client Account(s)?

                                    ___  Yes  ___ No

      -    Is the firm considering trades in the security for Client Account(s)?

                                       ___  Yes  ___ No

Date:         _____________________

________________________________________________________________________________

               You may/may not execute the proposed transaction described above.

Date:         ___________________                        ______________________
                                                          Authorized Signature

Exhibit D

                     Form of Duplicate Report Request Letter

Date:

From:

Address:

Account number(s):

Request for duplicate confirmations and statements

To Whom It May Concern:

I am required to provide ETF Advisors, LP with duplicate trade confirmations and account statements. Please send duplicate confirmations and statements for the above-referenced account(s) to:

                  ETF Advisors, LP
                  153 East 53 Street, 49/th/ Floor
                  New York, NY 10022

                  Attention:  Compliance Officer

Thank you for your immediate attention to this request.

Very truly yours,

Exhibit E

                                ETF ADVISORS, LP

                  ANNUAL CERTIFICATION AND ACKNOWLEDGMENT FORM

          The undersigned employee (the "Employee") of ETF Advisors, LP ("ETF") acknowledges having received and read a copy of the following: (i) the ETF Investment Advisers Act Compliance Manual (the "Manual"); (ii) the ETF Code of Ethics and Exhibits thereto (the "Code"); and (iii) the ETF Advisors, LP Procedures to Prevent and Detect the Misuse of Material Nonpublic Information (the "Insider Trading Procedures"). I certify that I have complied during the past year with and will continue to abide by the provisions contained therein. I understand that observance of the policies and procedures contained in the Manual, the Code and the Insider Trading Procedures is a material condition of my employment by or association with ETF and that any violation of these policies and procedures may be grounds for my immediate dismissal as well as possible civil or criminal penalties.

          a. I hereby certify that I have disclosed to the Compliance Officer of ETF all personal investment or trading accounts over which I exercise control or provide advice ("Proprietary Accounts"), including any Proprietary Accounts opened during the last year (or since the date of hire if less than one year). I have provided to the Compliance Officer copies of all confirmations and quarterly brokerage activity statements relating to my Proprietary Accounts.

          b. I hereby certify that I have reported all transactions in all Proprietary Accounts and all private securities transactions that are not carried out through brokerage accounts during the last year (or since the date of hire if less than one year).

          c. I hereby certify that the responses given on my Employee Questionnaire and Acknowledgment Form (a copy of which is attached) continue to be truthful and complete. If any of these responses are no longer truthful or complete, I have reported all changes to the Compliance Officer.

______________________                                 _________________________
Date                                                   Name of Employee

                                                       _________________________
                                                       Signature of Employee

Exhibit F

                Annual Report of Covered Securities Holdings for

This Report of changes in positions in Covered Securities (as defined in the Firm's Personal Securities Trading and Investing Policy (the "Policy")) effected during the preceding calendar quarter is required by Investment Advisers Act Rule 204-2(a) and must be completed, or duplicate confirmations or brokerage statements covering all changes in Covered Securities ownership positions during the preceding calendar quarter must be attached to this report and submitted with this report, not later than 10 days after the end of such calendar quarter. Please refer to the Policy for further instructions.

=============================================================================================================================
  Trade      Buy,      Security Name, Description  Quantity   Price  Principal  Amount  Broker-Dealer or       Pre-Cleared By
  Date     Sell or      and Type (Common Stock,                                               Bank           Compliance Officer
            Other         Bond, Option, etc.)                                                                  (Date or N/A)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

   No personal securities transactions required to be reported on this Report occurred during the preceding calendar quarter (or other period referenced below).

To the best of my knowledge, I have accurately and completely disclosed all of my changes in securities positions effected during the period covered by this report.

____________________________     _____________________     ___________________
         ________________________________
(Printed Name)                      (Signature)            (Date)
                    (Period Covered by this Report)



                                TO BE COMPLETED BY THE FIRM'S COMPLIANCE OFFICER

                                          COMPLIANCE REVIEW BY:  _______________

                                                           DATE: _______________

RETURN TO:   COMPLIANCE OFFICER